UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/11/2011

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 11, 2011, Air Transport Services Group, Inc.'s ("ATSG's") aircraft leasing subsidiary, Cargo Aircraft Management, Inc., entered into an agreement to purchase a used Boeing 757-200ER passenger aircraft, equipped with Pratt & Whitney PW2037 jet engines, from Aircraft Lease Finance Corporation. The aircraft is scheduled to be delivered later this month and is anticipated to be converted into either a combination passenger and freighter ("combi-aircraft") configuration or a standard freighter configuration.

In the event the Air Mobility Command issues a solicitation for a next generation combi-aircraft and that solicitation is awarded to an ATSG subsidiary airline, the aircraft will be modified into a combi-aircraft configuration and leased to that subsidiary. Otherwise, the aircraft will be modified into a standard freighter configuration and either leased to an ATSG subsidiary airline or an external customer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: February 17, 2011	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary